Filed Pursuant to Rule 424(b)(5)

Registration No.: 333-267971

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 7, 2022)

Ascent Solar Technologies, Inc.

$12,500,000 Senior Secured Original Issue 10% Discount Convertible Advance Note

Shares of Common Stock Underlying Convertible Advance Note

A $12,500,000 Senior Secured Original Issue 10% Discount Convertible Advance Note, which will be issued for an aggregate purchase price of $11,250,000 in cash, net of an original issuance discount of $1,250,000 (the “Registered Advance Note”), will bear interest at a rate of 4.5% per annum, payable, at the option of the Company, in kind or in cash, subject to certain conditions, and is convertible, at the option of the holders from time to time, into shares of our common stock in the amounts and on the terms set forth in the Registered Advance Note, or repayable in cash at maturity 18 months after the issuance thereof, is being offered by this prospectus supplement and the accompanying prospectus to two institutional investors (each, an “Investor” and collectively, the “Investors”) pursuant to a direct registered offering. This offering also relates to the shares of our common stock that are issuable pursuant to the Registered Advance Note upon conversion. The Registered Advance Note is being issued pursuant to a Securities Purchase Contract (the “Purchase Contract”), dated as of December 19, 2022, by and among the Company and the Investors.

In a concurrent private placement, we are also offering to the Investors (i) a $2,500,000 Senior Secured Original Issue 10% Discount Convertible Advance Note, which, together with the warrants described in (ii) below, will be issued for an aggregate purchase price of $2,250,000 in cash, net of an original issuance discount of $250,000 (the “Private Placement Advance Note” and, together with the Registered Advance Note, the “Advance Notes”), will bear interest at a rate of 4.5% per annum, payable, at the option of the Company, in kind or in cash, subject to certain conditions, and is convertible, at the option of the holders from time to time, into shares of our common stock in the amounts and on the terms set forth in the Private Placement Advance Note, or repayable in cash at maturity 18 months after the issuance thereof and (ii) warrants to purchase up to 2,513,406 shares of our common stock (the “Warrants”), which have a five year term and an exercise price of $3.93 per share, in each case subject to adjustment in accordance with the terms thereof. The Private Placement Advance Note and the Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. The Private Placement Advance Note, the Warrants and the shares of our common stock issuable pursuant thereto are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “ASTI.” There is no established trading market for the Registered Advance Note, and we do not expect a market to develop. We do not intend to apply for a listing for any Advance Notes on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Registered Advance Note will be limited. On December 16, 2022, the last reported sale price of our common stock as reported on Nasdaq was $2.87 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $38,366,766 based on 33,930,812 shares of outstanding common stock, of which 7,493,509 shares were held by non-affiliates, and a price of $5.12 per share, which was the last reported sale price of our common stock on Nasdaq on October 20, 2022. As of the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and on page 2 of the accompanying prospectus for information regarding risks you should consider before investing in our securities.

Total
Offering price	$11,250,000
Placement Agent Fees (1)	$700,000
Up to $5,000,000 in gross proceeds	$400,000
In excess of $5,000,000 and up to $10,000,000 in gross proceeds	$200,000
In excess of $10,000,000 in gross proceeds	$75,000
Discretionary fee	$25,000
Proceeds to us, before expenses (2)	$10,550,000

(1)	See “Plan of Distribution” beginning on page S-13 in this prospectus supplement for additional information regarding total placement agent compensation.

This offering is being completed on a “best efforts” basis and the placement agent has no obligation to buy the Registered Advance Note from us or to arrange for the purchase or sale of the Registered Advance Note or any specific number or dollar amount of shares subject to the Registered Advance Note.

Delivery of the Registered Advance Note will be made by physical delivery. We anticipate that delivery of the Registered Advance Note will be made on or about December 19, 2022, subject to customary closing conditions.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Bryan Garnier Securities, LLC

The date of this prospectus supplement is December 19, 2022

Table of Contents

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part, the prospectus supplement, including the documents incorporated by reference therein, describes the specific terms of this offering and certain matters relating to us. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. The accompanying prospectus was filed as part of a registration statement on Form S-3 with the SEC on October 21, 2022, and amended on November 3, 2022, as part of a “shelf” registration process. In connection with such offers and when accompanied by the accompanying prospectus included in the registration statement of which this prospectus forms a part, this prospectus will be deemed a prospectus supplement to such accompanying prospectus. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. We urge you to read carefully this prospectus supplement, the accompanying prospectus, the information incorporated by reference herein and therein, and any free writing prospectus that we authorize to be distributed to you before buying our securities being offered under this prospectus supplement. This prospectus supplement may supplement, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

Neither we nor the placement agent have authorized anyone to provide you with information that is different from that contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. We are not, and the placement agent is not, making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided by this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Before you invest in our securities, you should carefully read the registration statement described in the accompanying prospectus (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, as well as this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. The documents incorporated by reference into this prospectus supplement are described under “Documents Incorporated by Reference.”

Except as expressly stated or the context otherwise requires, the terms “we,” “us,” “our,” “Ascent,” “Ascent Solar” and the “Company” refer to Ascent Solar Technologies, Inc.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the information incorporated by reference herein contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “anticipate,” “expect,” “target,” “seek,” “would,” “could,” “believe,” “goal,” “plan,” “intend,” “estimate,” “may,” and similar expressions and variations thereof are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Those statements appear in this prospectus supplement and the documents incorporated herein by reference, particularly in the sections entitled “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business,” and include statements regarding the intent, belief or current expectations of the company and management that are subject to known and unknown risks, uncertainties and assumptions.

This prospectus supplement and the information incorporated by reference also contain statements that are based on the current expectations of our company and management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. These factors include, but are not limited to, the risks and uncertainties described in this prospectus supplement and elsewhere in our most recent report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), all of which are incorporated by reference in this prospectus supplement.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus supplement, whether as a result of any new information, future events or otherwise.

S-iii

SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and does not contain all the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in our securities.

Overview

Ascent Solar was formed in October 2005 as a spinoff from technology incubator, ITN Energy Systems, Inc. (“ITN”), of its Advanced Photovoltaic Division and all of that division’s key personnel and core technologies, to commercialize flexible photovoltaic (“PV”) modules using our proprietary, monolithic integration thin-film technology. The technology was initially developed at ITN beginning in 1994 and subsequently assigned and licensed to us at formation in 2005. Our proprietary manufacturing process deposits multiple layers of materials, including a thin film of highly efficient copper-indium-gallium-diselenide (“CIGS”) semiconductor material, on a flexible, lightweight, high tech plastic substrate, using a roll-to-roll manufacturing process followed by laser patterning the layers to create interconnected PV cells, or PV modules, in a process known as monolithic integration. We believe that our unique technology and manufacturing process, which results in a much lighter, flexible yet durable module package, provides us with unique market opportunities relative to both the crystalline silicon-based PV manufacturers that currently lead the PV market, as well as other thin film PV manufacturers that use substrate materials such as glass, stainless steel or other metals that can be heavier and more rigid than plastics.

We believe that the use of CIGS on a flexible, durable, lightweight, high-tech plastic substrate will allow for unique and seamless integration of our PV modules into a variety of applications such as aerospace, defense, transportation, electronic products, off-grid structures and building integrated, as well as other products and applications that may emerge. For markets that place a high premium on weight, such as defense, space, near space, and aeronautic markets, we believe our materials provide attractive increases in power-to-weight ratio, and that our materials have superior specific power and voltage-to-area ratios than competing flexible PV thin-film technologies. These metrics will be critical as we position ourselves to compete in challenging high value markets, such as aerospace, where Ascent Solar products can be integrated into satellites, near earth orbiting vehicles, airships and fixed wing unmanned aerial vehicles.

Smaller Reporting Company Status

We are a “smaller reporting company” meaning that the market value of our stock held by non-affiliates is less than $700,000,000 and our annual revenue was less than $100,000,000 during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250,000,000 or (ii) our annual revenue was less than $100,000,000 during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700,000,000.

As a smaller reporting company, we may rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K, and smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Corporate Information

We were incorporated under the laws of Delaware in October 2005. Our principal business office is located at 12300 Grant Street, Thornton, Colorado 80241, and our telephone number is (720) 872-5000. Our website address is www.ascentsolar.com. Information contained on our website or any other website, is not a part of, or incorporated in, this prospectus. You should not rely on our website or any such information in making your decision whether to purchase our securities.

THE OFFERING

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus and in the documents incorporated by reference.

Issuer	Ascent Solar Technologies, Inc.

Registered Advance Note offered by us	Pursuant to the Purchase Contract, the Investors are being offered a $12,500,000 Registered Advance Note for a purchase price of 90% of the aggregate principal amount thereof, or $11,250,000, which will bear interest at a rate of 4.5% per annum, payable, at the option of the Company, in kind through the issuance of PIK Advance Notes (as defined in the “Description of the Securities We Are Offering”) or in cash, subject to certain conditions, and may be convertible, at the option of the Investors from time to time, into up to $12,500,000 of shares of common stock of the Company, or repayable in cash at maturity 18 months after the issuance thereof. Pursuant to the Purchase Contract and the Registered Advance Note, the Investors may, upon delivery of a conversion notice (a “Conversion Notice”) to the Company, elect to receive repayment of all or any portion of the Registered Advance Note in shares of common stock, at a conversion price (the “Conversion Price”) equal to the lower of (1) a 30% premium to the average of the five most recent daily volume weighted average price (“VWAPs”) of the common stock as measured on the day prior to the issuance of such Registered Advance Note (the “Fixed Conversion Price”) and (2) 92.5% of the three lowest VWAPs of the common stock on the 10 trading days preceding delivery of a Conversion Notice by an Investor for the shares of common stock, provided that the Conversion Price may in no event be less than $0.29 (or as much as $0.57, if required in accordance with the rules and regulations of Nasdaq) (the “Floor Price”), provided that, at such time as the Conversion Price would otherwise be below the Floor Price (without giving effect to this restriction), on conversion, the Company will pay to the Investors, in cash, an amount equal to (y) the difference between the number of shares of common stock that would have been issued at the Conversion Price (without giving effect to the Floor Price) and the number of shares of common stock issued based on the Floor Price, multiplied by (z) the VWAP of the common stock on the date of conversion. Please see “Description of the Securities We Are Offering” in this prospectus supplement for more information.

Common Stock to be outstanding after this offering	37,111,134 shares, assuming full conversion of the Registered Advance Note at the Fixed Conversion Price in effect on the date hereof and excluding the conversion of any PIK Advance Notes.

Use of proceeds	We intend to use the net proceeds we receive from the sale of the Registered Advance Note to pay fees and expenses relating to this offering and the offering of the Private Placement Advance Notes and Warrants and for working capital and other general corporate purposes, which may include, among other things, financing our continued growth, strategic investments in potential partners, capital expenditures and to satisfy other working capital requirements. See “Use of Proceeds.”

Exchange listing	Our common stock is listed on Nasdaq under the symbol “ASTI.”

Risk factors	Investing in the Registered Advance Note and our common stock involves risks. Please read “Risk Factors” on page S-4 of this prospectus supplement, page 2 of the accompanying prospectus and in the documents that we have incorporated by reference, as well as the other cautionary statements throughout this prospectus supplement and the accompanying prospectus, for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Private Placement Advance Note and Warrants	In a concurrent private placement, we are also issuing to the Investors (i) a $2,500,000 Private Placement Advance Note for an aggregate purchase price, together with the warrants referred to in (ii) below, of $2,250,000, which will bear interest at a rate of 4.5% per annum, payable, at the option of the Company, in kind through the issuance of PIK Advance Notes or in cash, subject to certain conditions, and may be convertible, at the option of the Investors from time to time, into up to $2,500,000 shares of common stock of the Company or repayable in cash at maturity 18 months after the issuance thereof, and (ii) Warrants to acquire up to 2,513,406 shares of our common stock at an exercise price of $3.93 per share, in each case subject to adjustment in accordance with the terms thereof. See “Private Placement of Private Placement Advance Note and Warrants” below.

The number of shares of our common stock to be outstanding upon completion of this offering is based on 33,930,812 shares of our common stock outstanding as of December 16, 2022 and excludes:

●	4,234,591 shares of our common stock issuable upon the settlement of outstanding restricted stock units issued pursuant to an inducement grant; and

●	1,415,095 shares of our common stock issuable upon the exercise of outstanding warrants with an exercise price of $5.30 per share as of December 16, 2022.

Unless otherwise indicated, all information in this prospectus supplement reflects or assumes the following:

●	no issuance or exercise of stock awards or warrants on or after December 16, 2022;

●	no settlement of restricted stock units on or after December 16, 2022; and

●	the full amount of the Registered Advance Note is converted into shares of common stock at the Fixed Conversion Price in effect on the date hereof.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below together with the risk factors described in reports we file with the SEC and incorporated by reference into the accompanying prospectus, as well as all of the other information in, and incorporated by reference into, this prospectus supplement and the accompanying prospectus, including in our most recently filed Annual Report on Form 10-K and in our most recent Quarterly Reports on Form 10-Q filed subsequent to such Form 10-K. If any of these risks were to materialize, our business, prospects, results of operations and financial condition could be materially adversely affected. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us. In that event, you may lose all or part of your investment in our securities.

Risks Related to This Offering

Our management will have broad discretion over the use of the net proceeds from this offering and the net proceeds from the concurrent private placement and may allocate such proceeds in ways that may be ineffective or with which you and other stockholders may not agree.

Our management will have broad discretion over the use of the net proceeds from this offering and the net proceeds from the concurrent private placement. We intend to use the net proceeds we receive from the sale of the Registered Advance Note to pay fees and expenses relating to this offering and the offering of the Private Placement Advance Notes and Warrants and for working capital and other general corporate purposes, which may include, among other things, financing our continued growth, strategic investments in potential partners, capital expenditures and to satisfy other working capital requirements. See “Use of Proceeds.”

We may apply such proceeds in ways that do not improve our results of operations or do not result in a significant return, if any, on investment. You will not have the opportunity as part of your investment decision to assess whether such proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering and the net proceeds from the concurrent private placement, their ultimate use may vary substantially from their current intended use. The failure of our management to use these funds effectively could have a material adverse effect on our business, financial condition, results of operations, cash flows and future growth prospects.

The number of shares of common stock that the Investors will receive upon repayment of the Registered Advance Note will depend on our stock price.

Because the applicable market value of the common stock is determined based on the lower of (1) a 30% premium to the average of the five most recent VWAPs of our common stock as measured on the day prior to the issuance of such Advance Note and (2) 92.5% of the three lowest VWAPs of our common stock on the 10 trading days preceding delivery of a Conversion Notice by an Investor for the shares of common stock, the Investors may receive more or less shares depending on our stock price.

If we sell shares of our common stock in future financings, stockholders may experience immediate dilution and, as a result, our stock price may decline.

To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock, and sales of a substantial number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

There is no public market for the Registered Advance Note offered by us in this offering.

There is no established public trading market for the Registered Advance Note, and we do not expect a market to develop. In addition, we do not intend to apply to list the Registered Advance Note on any national securities exchange or other nationally recognized trading system.

The holders of the Registered Advance Note offered hereby will have no rights as common shareholders with respect to the common shares underlying the Registered Advance Note until such holders acquire shares pursuant to the Registered Advance Note.

Until the holders of the Registered Advance Note acquire our common shares upon any conversion of the Registered Advance Note, such holders will have no rights with respect to the common shares underlying such Registered Advance Note. After receiving shares pursuant to the Purchase Contract and the Registered Advance Note, the holders will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after such conversion and only to the extent of the shares of common stock actually received in connection with such conversion.

Shareholders will experience substantial dilution due to the issuance of shares under the Registered Advance Note and the exercise and settlement of derivatives.

Shareholders will incur substantial dilution to the extent that you elect to convert either the Registered Advance Note or the Private Placement Advance Note into shares of our common stock or upon the exercise of the Warrants. Further, as of December 16, 2022, there were 1,415,095 shares of our common stock issuable upon the exercise of previously outstanding warrants (excluding the Warrants), with an exercise price of $5.30 per share, and restricted stock units to acquire an aggregate of up to 4,234,591 shares of our common stock. The exercise of such warrants and the settlement of restricted stock units and other derivative securities will result in dilution of your investment.

USE OF PROCEEDS

We estimate that the net proceeds received by us from this offering, after deducting the estimated placement agent fees and estimated offering expenses payable by us will be approximately $9,901,000.

We intend to use the net proceeds we receive from the sale of the Registered Advance Note to pay fees and expenses relating to this offering and the offering of the Private Placement Advance Notes and Warrants and for working capital and other general corporate purposes, which may include, among other things, financing our continued growth, strategic investments in potential partners, capital expenditures and to satisfy other working capital requirements.

If a warrant holder elects to exercise the Warrants issued in the concurrent private placement by paying the exercise price in cash, we may also receive proceeds from the exercise of such Warrants. We cannot predict when or if the Warrants will be exercised. It is possible that the Warrants may expire and may never be exercised.

This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, and our management will retain broad discretion as to the ultimate allocation of the proceeds.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

Common Stock

The material terms and provisions of our common stock and each other class of our securities that qualifies or limits our common stock are described under the caption “Description of Securities We May Offer” starting on page 6 of the accompanying prospectus. Our common stock is listed on Nasdaq under the symbol “ASTI.” Our transfer agent is Computershare Investor Services.

Purchase Contract and Registered Advance Note

The following is a summary of the material terms and provisions of the Registered Advance Note that is being offered hereby and the Purchase Contract pursuant to which it is being offered. This summary is subject to and qualified in its entirety by the Purchase Contract and the Registered Advance Note, each of which has been provided to the Investors and will be filed with the SEC as an exhibit to a Current Report on Form 8-K that will be filed in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the Purchase Contract and the Registered Advance Note for a complete description of the terms and conditions of the Purchase Contract and the Registered Advance Note.

The Registered Advance Note has a maturity of 18 months from its date of issuance and bears interest at a rate of 4.5% per annum, payable on a quarterly basis in arrears on each March 31, June 30, September 30, December 31 and on the maturity date (each, an “interest payment date”), beginning with an initial interest payment date of March 31, 2023, at the option of the Company (1) (a) subject to the satisfaction of certain equity conditions on the applicable interest payment date, through a registered direct offering of PIK advance notes (the “Registered PIK Advance Notes”) to the Investors and (b) if certain equity conditions are not satisfied or the Company is otherwise unable to issue Registered PIK Advance Notes to the Investors, through a private placement of PIK advance notes (the “Private Placement PIK Advance Notes” and, together with the Registered PIK Advance Notes, the “PIK Advance Notes”) to the Investors, or (2) in cash. The PIK Advance Notes will have the same maturity date as the Registered Advance Note and will otherwise be subject to the same terms, including conversion terms, as the Registered Advance Note or the Private Placement Advance Note, as applicable, except that Registered PIK Advance Notes will not bear interest and Private Placement PIK Advance Notes will bear interest at a rate of 4.5% per annum, payable in kind quarterly in arrears and capitalized to the outstanding principal amount of the Private Placement PIK Advance Notes on each interest payment date, and shall be payable in cash at maturity. The Registered Advance Note (together with any accrued interest thereon) will be repayable in cash in full upon maturity. Pursuant to the Registered Advance Note, the Investors may, upon delivery of a Conversion Notice to the Company, elect to receive repayment of all or any portion of the principal amount of the Registered Advance Note in shares of our common stock at the Conversion Price, which is equal to the lower of (1) a 30% premium to the average of the five most recent daily volume weighted average price of the common stock as measured on the day prior to the issuance of the Registered Advance Note and (2) 92.5% of the three lowest VWAPs of the common stock on the 10 trading days preceding delivery of a Conversion Notice by an Investor, provided that the Conversion Price may in no event be less than $0.29 (or as much as $0.57, if required in accordance with the rules and regulations of Nasdaq), provided that, at such time as the Conversion Price would otherwise be below the Floor Price (without giving effect to this restriction), on conversion, the Company will pay to the Investors, in cash, an amount equal to (y) the difference between the number of shares of common stock that would have been issued at the Conversion Price (without giving effect to the Floor Price) and the number of shares of common stock issued based on the Floor Price, multiplied by (z) the VWAP of the common stock on the date of conversion. The Company has agreed to maintain at all times a reserve of shares of common stock equal to three times the number of shares issuable under the Registered Advance Note, the Private Placement Advance Note, any PIK Advance Notes, any Additional Advance Notes (as defined below) and the Warrants. With respect to shares of common stock issuable on conversion of the Registered Advance Note and the Private Placement Advance Note, each Investor has agreed not to sell, in any calendar month, more than 35% of the aggregate daily traded value of the Company’s common stock during such calendar month.

The Fixed Conversion Price of the Registered Advance Note is subject to certain anti-dilution adjustments, including in the event of any stock splits or combinations, certain dividends and distributions, reclassification, exchange or substitution of our common stock or in the event that the Company issues shares of common stock, securities convertible into, exercisable for or exchangeable for our common stock (“convertible securities”), rights or options to acquire common stock or convertible securities or any combination thereof, including as units with other securities or property in an integrated transaction, at a purchase or conversion, exercise or exchange price of less than the Fixed Conversion Price then in effect with respect to the Registered Advance Note, in which case the Fixed Conversion Price shall be reduced to the lowest price paid for a share of common stock or unit (or the lowest conversion or exercise price at which purchasers of any convertible securities or options or rights to acquire our common stock or convertible securities may acquire a share of common stock pursuant to the terms of such convertible securities) in such transaction, with such lowest price per share being subject to calculation in accordance with the terms of the Registered Advance Note.

In addition, the Investors have the option to require early prepayment of the principal amount of the Registered Advance Note in cash from up to 30% of the gross proceeds of any subsequent issuance by the Company, for cash, of shares of our common stock or convertible securities, or any combination of units thereof, subject to customary exceptions for, among other things, equity compensation of up to 10% of our outstanding common stock (provided that employees, officers and directors who receive such equity compensation shall execute lock-up agreements or otherwise be subject to restrictions on trading of any such shares received during the Restricted Period (as defined below)), “restricted securities” issued pursuant to certain strategic transactions approved by our Board of Directors or to customers and suppliers (provided that such securities shall be issued as “restricted securities” and shall have no registration rights that would permit the resale of such “restricted securities” at any time during the Restricted Period) and any issuance of non-convertible debt (a “Subsequent Financing”). The Investors will also have pre-emptive rights to participate for up to 20% of the securities offered and sold in any Subsequent Financing conducted by the Company during the 18-month term of the Purchase Contract, subject to customary exceptions, provided that in case of the Private Placement Exception (as defined below), such pre-emptive right shall instead be a right to participate for up to an additional 20% of the securities offered and sold in such Private Placement Exception (as defined below).

The Registered Advance Note is convertible, at the option of each holder, in whole or in part, by delivering to us a duly executed conversion notice. An Investor (together with its affiliates) may not convert any portion of such Investor’s Registered Advance Note to the extent that the holder would beneficially own more than 4.99% of our outstanding shares of common stock after conversion, except that upon at least 61 days’ prior notice from the Investor to us, the Investor may increase the maximum amount of its beneficial ownership of outstanding shares of our common stock after converting the holder’s Registered Advance Note up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the conversion, as such percentage ownership is determined in accordance with the terms of the Registered Advance Note.

In the event of a change of control, the Company must deliver to the Investors written notice describing the entry into such agreement within five trading days following such entry. Within 30 days of receipt of such notice, the Investors may require the Company to prepay the Registered Advance Note at an amount equal to 105% of the outstanding principal amount thereof and any accrued and unpaid interest thereon.

From the closing until 120 days thereafter (the “Restricted Period”), the Company may not issue any equity or equity-linked securities, other than pursuant to a private placement (the “Private Placement Exception”) of not more than $5,000,000 in aggregate amount of our common stock or common stock equivalent issued as “restricted securities” without registration rights that would require or permit the registration of such “restricted securities” for resale at any time during the Restricted Period or provide for any participation rights.

The Purchase Contract and Registered Advance Note also contain additional and supplementary provisions, including customary representations and warranties and affirmative covenants regarding timely delivery of shares on conversion, compliance with securities laws and timely filing of Exchange Act reports, reservation and listing of the shares issuable on conversion, preservation of existence, use of proceeds, maintenance of properties, intellectual property and insurance, payment of taxes and, beginning on the date of the issuance of the first monthly advance pursuant to the Purchase Contract (as described below), a covenant to maintain an aggregate minimum cash balance of $3,000,000 in the Company’s bank accounts. The Purchase Contract and the Registered Advance Note also contain restrictions on the consummation of fundamental transactions such as consolidation, merger, disposition of substantial assets or change of control, unless the successor entity assumes all obligations of the Company under the Purchase Contract and Registered Advance Note, and subject to the Investors’ change of control put right described above, as well as conducting any reverse or forward stock split or reclassification of our common stock, conducting any variable rate equity financings, incurrence of debt and liens, other than certain permitted indebtedness and liens, payment of other debt, payment of cash dividends, transfers of assets and affiliate transactions, in each case subject to certain exceptions or the written consent of holders of 66% of the outstanding Registered Advance Note and Private Placement Advance Note. The Company has also agreed to indemnify the Investors for any breach of any of its representations, warranties, covenants or agreements in the Purchase Contract or Registered Advance Note and for any action instituted by the Company against the Investors for other than material breach or due to any conduct that is finally judicially determined to constitute fraud, gross negligence or willful misconduct.

The Purchase Contract and Registered Advance Note also contain certain monetary penalties for the Company’s failure to timely deliver unrestricted shares on conversion within the standard settlement period, including a requirement for the Company to, at the option of each Investor, repurchase any portion of the Registered Advance Note for which conversion has been requested and the Company is unable to timely deliver shares at the VWAP of the common stock on the date of conversion, and failure to maintain current public information regarding the Company. The obligations of the Company under the Purchase Contract are secured by a pledge of all assets of the Company and will be guaranteed by future material subsidiaries of the Company, in each case, subject to certain exceptions.

The Registered Advance Note contains customary events of default, including, among others, (i) failure to pay or timely deliver shares under the terms of the Registered Advance Note; (ii) a default, subject to any valid waiver thereof, in the performance or breach of any covenant or warranty of the Company in the Purchase Contract or the Registered Advance Note; (iii) failure to deliver freely tradeable shares; (iv) certain events of bankruptcy, insolvency or reorganization; (v) failure to comply with the listing rules of Nasdaq; and (vi) damage to the Company’s facilities that could result in a material adverse effect. Upon the occurrence of an event of default, at the Investors’ option (1) the Company will be obligated to pay the amounts outstanding under the Registered Advance Note at a repayment price equal to the sum of (a) the greater of (i) the outstanding principal amount thereof divided by the Conversion Price on the date the payment is either (A) demanded (if demand or notice is required) or otherwise due, or (B) paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the payment is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 120% of the outstanding principal amount thereof and accrued and unpaid interest thereon, and (b) accrued and unpaid interest thereon or (2) the Registered Advance Note will be convertible at a reduced conversion price of 80% of the average of the three lowest daily VWAPs of our common stock during the 10 trading days immediately preceding the conversion date or the date of the applicable event of default.

Pursuant to the Purchase Contract, after the date that is 210 days after the date of the Purchase Contract, subject to the satisfaction of certain terms and conditions set forth in the Purchase Contract, on not less than five business days’ notice, the Company may request that one of the Investors (the “Additional Advance Notes Investor”) acquire from the Company, for a purchase price equal to 90% of the principal amounts thereof, additional Advance Notes (the “Additional Advance Notes”) to be issued in a registered direct offering in an aggregate principal amount not to exceed $1,000,000 (or, with the consent of the Additional Advance Notes Investor, $2,000,000) in any given month, up to an aggregate principal amount of $35,000,000 of Additional Advance Notes, provided, however, that no more than one Additional Advance Note may be issued during any 30-day period. The Company will offer such Additional Advance Notes pursuant to a prospectus supplement to this prospectus, to be filed prior to the closing of any sale of Additional Advance Notes under the Purchase Contract, which prospectus supplement will cover the issuance and sale of such Additional Advance Notes and the shares of common stock issuable thereunder. The Additional Advance Notes Investor will have the right to purchase, at its option, up to two issuances of Additional Advance Notes, in an aggregate principal amount of $1,000,000 each. The issuance and sale of any Additional Advance Notes is subject to, among other terms and conditions, certain equity conditions, including the average of the average daily trading values of the common stock as reported by Bloomberg L.P. during the immediately preceding 20 trading day period (the “equity conditions measurement period”), excluding the three trading days with the highest average daily trading values and the three trading days with the lowest average daily trading values, being at least $250,000 per trading day and, for at least 15 trading days during the applicable equity conditions measurement period (whether or not consecutive), the Company’s market capitalization being at least $75,000,000. Each issuance of Additional Advance Notes under the Purchase Contract is also subject to not more than $2,000,000 in aggregate principal amount of the Advance Notes or Additional Advance Notes remaining outstanding prior to the issuance of such Additional Advance Notes.

Beginning with the date that is 210 days after the date of the Purchase Contract, the Company may notify the Investors of its intent to terminate the Purchase Contract, and upon receipt of such notification, (1) if the Additional Advance Notes Investor has not exercised one or both of its option to acquire up to issuances of Additional Advance Notes, the Additional Advance Notes Investor will have 60 trading days to exercise one such option or, if the Additional Advance Notes Investor has not yet exercised both options and exercises at least one during such initial 60 trading day period, 90 trading days to exercise two options to acquire the issuance of Additional Advance Notes, after which date the Additional Advance Notes Investor’s option to acquire any Additional Advance Notes will expire, and (2) after such applicable date, at such time as the aggregate outstanding principal amount of all Advance Notes is less than $300,000, the Company will have the right, on 20 trading days’ prior written notice, to repay the aggregate outstanding principal amount and all accrued and unpaid interest on any Advance Notes then outstanding in cash, at a repayment price equal to 120% of the principal amount thereof, plus accrued and unpaid interest, subject to the prior right of the Investors to elect to take repayment of such amount in shares of our common stock, and to terminate its obligations under the Purchase Contract and related transaction documents.

In connection with this offering and the concurrent private placement, the Company sought and received stockholder approval to issue more than 19.99% of its issued and outstanding common stock pursuant to the Purchase Contract, the Registered Advance Note, the Private Placement Advance Note, the Additional Advance Notes and the Warrants, in compliance with Nasdaq Listing Rule 5635(d), pursuant to a written consent (the “Written Consent”) that was executed by shareholders holding a majority of the total outstanding voting power of the outstanding shares of capital stock of the Company, on a combined basis. The Written Consent shall be effective no later than 20 days after the Company distributes a Definitive Information Statement on Schedule 14(c) to its stockholders notifying them of the Written Consent. The Company intends to file its Preliminary Information Statement on Schedule 14C within 10 days following the closing of the transactions contemplated by the Purchase Contract.

There is no established trading market for the Purchase Contract or the Registered Advance Note, and we do not expect a market to develop. We do not intend to apply for a listing for the Purchase Contract or the Registered Advance Note on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Purchase Contract and the Registered Advance Note will be limited.

Except as otherwise provided in the Purchase Contract or the Registered Advance Note, as applicable, or by virtue of the Investors’ ownership of shares of common stock, the Investors’ interest in the Purchase Contract or Registered Advance Note does not have the rights or privileges of holders of our shares of common stock, including any voting rights, until such time that the Registered Advance Note is converted into shares of our common stock.

PRIVATE PLACEMENT OF PRIVATE PLACEMENT ADVANCE NOTE AND WARRANTS

In a concurrent private placement, we are also offering to the Investors (i) the Private Placement Advance Note and (ii) the Warrants.

The Private Placement Advance Note, the Warrants and the shares of our common stock issuable pursuant thereto are not being offered pursuant to this prospectus supplement and the accompanying prospectus. Accordingly, purchasers may only sell shares of common stock issued under the Private Placement Advance Note and the Warrants, if any, pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

The following is a summary of the material terms and provisions of the Private Placement Advance Note and the Warrants. This summary is subject to and qualified in its entirety by the Purchase Contract, the Private Placement Advance Note and the form of Warrant, which will be filed with the SEC as exhibits to a Current Report on Form 8-K in connection with the private placement.

Private Placement Advance Note

The Private Placement Advance Note has a maturity of 18 months from its date of issuance and bears interest at a rate of 4.5% per annum, payable on a quarterly basis in arrears on each March 31, June 30, September 30, December 31 and on the maturity date, beginning with an initial interest payment date of March 31, 2023, at the option of the Company (1) (a) subject to the satisfaction of certain equity conditions on the applicable interest payment date, through a registered direct offering of Registered PIK Advance Notes to the Investors and (b) if certain equity conditions are not satisfied or the Company is otherwise unable to issue Registered PIK Advance Notes to the Investors, through a private placement of Private Placement PIK Advance Notes. The PIK Advance Notes will have the same maturity date as the Registered Advance Note and will otherwise be subject to the same terms, including conversion terms, as the Registered Advance Note or the Private Placement Advance Note, as applicable, except that Registered PIK Advance Notes will not bear interest and Private Placement PIK Advance Notes will bear interest at a rate of 4.5% per annum, payable in kind quarterly in arrears and capitalized to the outstanding principal amount of the Private Placement PIK Advance Notes on each interest payment date, and shall be payable in cash at maturity. The Private Placement Advance Note (together with any accrued interest thereon) will be repayable in cash in full upon maturity. Pursuant to the Purchase Contract, the Investors may, upon delivery of a Conversion Notice to the Company, elect to receive repayment of all or any portion of the principal amount of the Private Placement Advance Note in shares of common stock, at a Conversion Price equal to the lower of (1) a 30% premium to the average of the five most recent VWAPs of the common stock as measured on the day prior to the issuance of the Private Placement Advance Note and (2) 92.5% of the three lowest VWAPs of the common stock on the 10 trading days preceding delivery of a Conversion Notice by an Investor, provided that the Conversion Price may in no event be less than the Floor Price, provided that, at such time as the Conversion Price would otherwise be below the Floor Price (without giving effect to this restriction), on conversion, the Company will pay to the Investors, in cash, an amount equal to (y) the difference between the number of shares of common stock that would have been issued at the Conversion Price (without giving effect to the Floor Price) and the number of shares of common stock issued based on the Floor Price, multiplied by (z) the VWAP of the common stock on the date of conversion. The Company has agreed to maintain at all times a reserve of shares of common stock equal to three times the number of shares issuable under the Registered Advance Note, the Private Placement Advance Note, any PIK Advance Notes, any Additional Advance Notes and the Warrants. With respect to shares of common stock issuable on conversion of the Registered Advance Note and the Private Placement Advance Note, each Investor has agreed not to sell, in any calendar month, more than 35% of the aggregate daily traded value of the Company’s common stock during such calendar month.

The Fixed Conversion Price of the Private Placement Advance Note is subject to certain anti-dilution adjustments, including in the event of any stock splits or combinations, certain dividends and distributions, reclassification, exchange or substitution of our common stock or in the event that the Company issues shares of common stock, convertible securities, rights or options to acquire common stock or convertible securities or any combination thereof, including as units with other securities at a purchase or conversion, exercise or exchange price of less than the Fixed Conversion Price then in effect with respect to the Private Placement Advance Note, in which case the Fixed Conversion Price shall be reduced to the lowest price paid for a share of common stock or unit (or the lowest conversion or exercise price at which purchasers of any convertible securities or options or rights to acquire our common stock or convertible securities may acquire a share of common stock pursuant to the terms of such convertible securities) in such transaction, with such lowest price per share being subject to calculation in accordance with the terms of the Registered Advance Note.

In addition, the Investors have the option to require early prepayment of the principal amount of the Private Placement Advance Note in cash from up to 30% of the gross proceeds of any Subsequent Financing. The Investors will also have pre-emptive rights to participate for up to 20% of the securities offered and sold in any Subsequent Financing conducted by the Company during the 18-month term of the Purchase Contract, subject to customary exceptions, provided that in case of the Private Placement Exception, such pre-emptive right shall instead be a right to participate in up to an additional 20% of the securities offered and sold in such Private Placement Exception.

The Private Placement Advance Note is convertible, at the option of each holder, in whole or in part, by delivering to us a duly executed conversion notice. An Investor (together with its affiliates) may not convert any portion of such Investor’s Private Placement Advance Note to the extent that the Investor would beneficially own more than 4.99% of our outstanding shares of common stock after conversion, except that upon at least 61 days’ prior notice from the Investor to us, the Investor may increase the maximum amount of its beneficial ownership of our outstanding shares of common stock after converting the holder’s Private Placement Advance Note to up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the conversion, as such percentage ownership is determined in accordance with the terms of the Private Placement Advance Note.

In the event of a change of control, the Company must deliver to the Investors written notice describing the entry into such agreement within five trading days following such entry. Within 30 days of receipt of such notice, the Investors may require the Company to prepay the Private Placement Advance Note at an amount equal to 105% of the outstanding principal amount thereof and any accrued and unpaid interest thereon.

During the Restricted Period, the Company may not issue any equity or equity-linked securities, other than pursuant to a private placement of not more than $5,000,000 in aggregate amount of our common stock or common stock equivalent issued as “restricted securities” without registration rights that would require or permit the registration of such “restricted securities” for resale at any time during the Restricted Period or provide for any participation rights.

The Purchase Contract and Private Placement Advance Note also contain additional and supplementary provisions, including customary representations and warranties and affirmative covenants regarding timely delivery of shares on conversion, compliance with securities laws and timely filing of Exchange Act reports, reservation and listing of the shares issuable on conversion, preservation of existence, use of proceeds, maintenance of properties, intellectual property and insurance, payment of taxes and, beginning on the date of the issuance of the first monthly advance pursuant to the Purchase Contract, a covenant to maintain an aggregate minimum cash balance of $3,000,000 in the Company’s bank accounts. The Purchase Contract and the Private Placement Advance Note also contain restrictions on the consummation of fundamental transactions such as consolidation, merger, disposition of substantial assets or change of control unless the successor entity assumes all obligations of the Company under the Purchase Contract and Private Placement Advance Note, and subject to the Investors’ change of control put right described above, as well as conducting any reverse or forward stock split or reclassification of our common stock, conducting any variable rate equity financings, incurrence of debt and liens, other than certain permitted indebtedness and liens, payment of other debt, payment of cash dividends, transfers of assets and affiliate transactions, in each case subject to certain exceptions or the written consent of holders of 66% of the outstanding Registered Advance Note and Private Placement Advance Note. The Company has also agreed to indemnify the Investors for any breach of any of its representations, warranties, covenants or agreements in the Purchase Contract or Private Placement Advance Note and for any action instituted by the Company against the Investors for other than material breach or due to any conduct that is finally judicially determined to constitute fraud, gross negligence or willful misconduct. The Purchase Contract and Private Placement Advance Note also contain certain monetary penalties for the Company’s failure to timely deliver unrestricted shares on conversion within the standard settlement period, including a requirement for the Company to, at the option of the Investors, repurchase any portion of the Private Placement Advance Note for which conversion has been requested and the Company is unable to timely deliver shares at the VWAP of the common stock on the date of conversion, and failure to maintain current public information regarding the Company. The obligations of the Company under the Purchase Contract are secured by a pledge of all assets of the Company and will be guaranteed by future material subsidiaries of the Company, in each case, subject to certain exceptions.

The Private Placement Advance Note contains customary events of default, including, among others, (i) failure to pay or timely deliver shares under the terms of the Private Placement Advance Note; (ii) a default, subject to any valid waiver thereof, in the performance or breach of any covenant or warranty of the Company in the Purchase Contract or the Private Placement Advance Note; (iii) failure to deliver freely tradeable shares; (iv) certain events of bankruptcy, insolvency or reorganization involving us; (v) failure to comply with the listing rules of Nasdaq; and (vi) damage to the Company’s facilities that could result in a material adverse effect. Upon the occurrence of an event of default, at the Investor’s option (1) the Company will be obligated to pay the amounts outstanding under the Private Placement Advance Note at a repayment price equal to the sum of (a) the greater of (i) the outstanding principal amount thereof divided by the Conversion Price on the date the payment is either (A) demanded (if demand or notice is required) or otherwise due, or (B) paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the payment is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 120% of the outstanding principal amount thereof and accrued and unpaid interest thereon, and (b) accrued and unpaid interest thereon or (2) the Private Placement Advance Note will be convertible at a reduced conversion price of 80% of the average of the three lowest daily VWAPs of our common stock during the 10 trading days immediately preceding the conversion date or the date of the applicable event of default.

In connection with this offering, the Company sought and received stockholder approval to issue more than 19.99% of its issued and outstanding common stock pursuant to the Purchase Contract, the Registered Advance Note, the Private Placement Advance Note, the Additional Advance Notes and the Warrants, in compliance with Nasdaq Listing Rule 5635(d), pursuant to a Written Consent that was executed by shareholders holding a majority of the total outstanding voting power of the outstanding shares of capital stock of the Company, on a combined basis. The Written Consent shall be effective no later than 20 days after the Company distributes a Definitive Information Statement on Schedule 14(c) to its stockholders notifying them of the Written Consent. The Company intends to file its Preliminary Information Statement on Schedule 14C within 10 days following the closing of the transactions contemplated by the Purchase Contract.

There is no established trading market for the Private Placement Advance Note, and we do not expect a market to develop. We do not intend to apply for a listing for the Private Placement Advance Note on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Private Placement Advance Note will be limited.

Except as otherwise provided in the Purchase Contract or the Private Placement Advance Note, as applicable, or by virtue of the Investors’ ownership of shares of common stock, the Investors’ interest in the Purchase Contract, the Private Placement Advance Note does not have the rights or privileges of holders of our shares of common stock, including any voting rights, until such time that the Private Placement Advance Note is converted into shares of our common stock.

Warrants

The Warrants are exercisable for 2,513,406 shares of our common stock, at an exercise price equal to $3.93 per share, in each case subject to adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of common stock, as well as future issuance by the Company of securities with a purchase or conversion, exercise or exchange price that is less than the exercise price of the Warrants in effect at any time. The Warrants will be exercisable for five years from their date of issuance. The Warrants will be issued in certificated form only.

The Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Warrants to the extent that the holder would beneficially own more than 4.99% of our outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of its beneficial ownership of outstanding shares of common stock after exercising the holder’s Warrants up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.

If there is no effective registration statement registering, or the prospectus contained therein is not available for, the resale of the shares of common stock issuable upon exercise of the Warrants, then the Warrants will also be exercisable on a “cashless exercise” basis under which the holder will receive upon such exercise a net number of common shares determined according to a formula set forth in the Warrants.

In the event of any fundamental transaction, as described in the Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of a Warrant, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the Warrant is exercisable immediately prior to such event.

In accordance with its terms and subject to applicable laws, a Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

No fractional shares of common stock will be issued upon the exercise of the Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

There is no established trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

Except as otherwise provided in the Warrants or by virtue of the holders’ ownership of shares of common stock, the holders of Warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until such Warrant holders exercise their Warrant.

A Warrant may be modified or amended or the provisions thereof waived with the written consent of our company and the holder of the Warrant.

PLAN OF DISTRIBUTION

Pursuant to an engagement letter dated as of October 4, 2022, we have retained Bryan, Garnier & Co. Limited (“BG” or the “placement agent”), to act as our placement agent in connection with this offering. Under the terms of the engagement letter, BG is not purchasing the securities offered by us in this offering and is not required to sell any specific number or dollar amount of securities but will assist us in this offering on a reasonable best-efforts basis. The terms of this offering were subject to market conditions and negotiations between us, BG and prospective investors. BG will have no authority to bind us by virtue of our agreements with them. BG may engage sub-agents or selected dealers to assist with this offering.

We are offering the Registered Advance Note directly to the Investors, which will be included as an exhibit to a Current Report on Form 8-K that we intend to file with the SEC, at which point, the form will be incorporated by reference into the registration statement of which this prospectus supplement forms a part.

Delivery of the Registered Advance Note will be made by physical delivery, upon receipt of investor funds for the purchase of the Registered Advance Note offered pursuant to this prospectus supplement and the accompanying base prospectus. We expect to deliver the Registered Advance Note to the Investors on or about December 19, 2022, subject to satisfaction of certain customary closing conditions.

Commissions and Expenses

We have agreed to pay BG (i) 8.00% (excluding VAT) of the gross proceeds received from investors purchasing our securities in the offering (the "Gross Proceeds") of up to $5,000,000, plus (ii) 4.00% (excluding VAT) on the Gross Proceeds in excess of $5,000,000 and up to $10,000,000, plus (iii) 6.00% (excluding VAT) on the Gross Proceeds in excess of $10,000,000.

We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent’s fees, will be approximately $649,000.

As additional compensation, BG shall receive a discretionary fee of $25,000.

Other Relationships

From time to time, BG may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus supplement, including in connection with BG’s role as placement agent in respect of any offering of Additional Advance Notes pursuant to the Purchase Contract, we have no present arrangements with BG for any further services.

In the ordinary course of their various business activities, the placement agent and its respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The placement agent and its respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Transfer Agent

Computershare Investor Services, LLC, located at 8742 Lucent Blvd., Suite 225, Highlands Ranch, CO 80129, is the transfer agent for our common stock.

Listing

Our common stock is listed on Nasdaq under the symbol “ASTI.” There is no established trading market for the Registered Advance Note, and we do not expect a market to develop. We do not intend to apply for a listing for any such Advance Notes on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Registered Advance Note will be limited. On December 16, 2022, the last reported sale price of our common stock as reported on Nasdaq was $2.87 per share.

Indemnification

We have agreed to indemnify BG against certain liabilities relating to or arising as a result of the contents of written information provided by the Company provided to investors in connection with this offering, except to the extent that such liabilities are a result of BG’s negligence, bad faith or willful default.

Regulation M

BG may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, BG would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. Under these rules and regulations, BG:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Selling Restrictions

Other than in the United States, no action has been taken by us or BG that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

You should be aware that the laws and practices of certain countries require investors to pay stamp taxes and other charges in connection with purchases of securities.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by Burr & Forman LLP.

EXPERTS

The consolidated financial statements of Ascent Solar Technologies, Inc. appearing in Ascent Solar Technologies, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2021 (including the schedule appearing therein), and the effectiveness of Ascent Solar Technologies, Inc.’s internal control over financial reporting as of December 31, 2021 have been audited by Haynie & Company, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act, that registers the offer and sale of the securities covered by this prospectus supplement. The registration statement, including the exhibits attached thereto and incorporated by reference therein, contains additional relevant information about us. In addition, we file annual, quarterly and other reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov.

We make available free of charge on or through our website, www.ascentsolar.com, our filings with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We make our website content available for information purposes only. Information contained on our website is not incorporated by reference into this prospectus supplement and does not constitute a part of this prospectus supplement.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus supplement:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on March 14, 2022;

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, filed on May 12, 2022, August 12, 2022, and November 10, 2022, respectively;

●	our Current Reports on Form 8-K filed on February 2, 2022, February 8, 2022, August 8, 2022, August 19, 2022, September 22, 2022, September 27, 2022, and December 12, 2022; and

●	the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on August 16, 2022, pursuant to Section 12(b) of the Exchange Act, as supplemented by the description contained in Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2021, and the description contained in this prospectus.

These reports contain important information about us, our financial condition and our results of operations.

We also are incorporating by reference any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K, after the date of this prospectus supplement and before the termination of the offering under this prospectus supplement. The most recent information that we file with the SEC automatically updates and supersedes more dated information.

You can obtain free of charge a copy of any documents that are incorporated by reference in this prospectus supplement at no cost, by writing or telephoning us at:

Corporate Secretary

Ascent Solar Technologies, Inc.

12300 Grant Street

Thornton, CO 80241

(720) 872-5000

PROSPECTUS

ASCENT SOLAR TECHNOLOGIES, INC.

$100,000,000

COMMON STOCK

PREFERRED STOCK

WARRANTS

SUBSCRIPTION RIGHTS

DEBT SECURITIES

PURCHASE CONTRACTS

UNITS

We may offer and sell from time to time, in one or more series, any one of the following securities of our company, for total gross proceeds of up to $100,000,000:

●	common stock;
●	preferred stock;
●	warrants to purchase common stock, preferred stock, debt securities, other securities or any combination of those securities;
●	subscription rights to purchase common stock, preferred stock, debt securities, other securities or any combination of those securities;
●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;
●	purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, common stock, preferred stock, debt securities, other securities or any combination of those securities at a future date or dates; or
●	units comprised of, or other combinations of, the foregoing securities.

The securities being registered hereunder also include such indeterminate amount of securities as may be issued upon exercise, settlement, exchange or conversion of the securities of each identified class above as may from time to time be offered or sold hereunder, or pursuant to the antidilution provisions of any such securities.

We may offer and sell these securities separately or together, in one or more series or classes and in amounts, at prices and on terms described in one or more offerings. We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.

This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of this offering.

Our common stock is quoted on the Nasdaq Capital Market under the symbol “ASTI.” The last reported sale price of our common stock on the Nasdaq Capital Market on November 7, 2022 was $2.86 per share. The aggregate market value of our outstanding common stock held by non-affiliates is $21,431,436 based on 33,930,812 shares of outstanding common stock, of which 7,493,509 shares are held by non-affiliates, and a per share price of $2.86, which was the closing sale price of our common stock as quoted on the Nasdaq Capital Market on November 7, 2022.

We have not offered and sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

If we decide to seek a listing of any securities, other than shares of common stock, offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Investing in our securities is highly speculative and involves a significant degree of risk. See “Risk Factors” beginning on page 2 and the risk factors in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement. We urge you to carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 7, 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $100,000,000. We are also registering hereunder such indeterminate amount of the securities of each class of securities described in this prospectus as may from time to time be offered hereunder at indeterminate prices which shall have an aggregate initial offering price not to exceed $100,000,000. The securities being registered hereunder also include such indeterminate amount of securities as may be issued upon exercise, settlement, exchange or conversion of the securities offered or sold hereunder, or pursuant to the antidilution provisions of any such securities. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $100,000,000, less the aggregate dollar amount of all securities previously issued hereunder.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

This prospectus contains, or incorporates by reference, trademarks, tradenames, service marks and service names of Ascent Solar Technologies, Inc.

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CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and any accompanying prospectus or prospectus supplement and the documents incorporated by reference herein and therein may contain forward looking statements that involve significant risks and uncertainties. All statements other than statements of historical fact contained in this prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and assumptions about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the SEC which are incorporated by reference herein. This prospectus, and any accompanying prospectus or prospectus supplement, should be read in conjunction with the consolidated financial statements for the fiscal years ended December 31, 2021 and 2020 and related notes, which are incorporated by reference herein, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future that are incorporated by reference herein.

We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of the significant risks, uncertainties and assumptions that accompany forward-looking statements, the forward-looking events and circumstances discussed in this prospectus and any accompanying prospectus or prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus, or any accompanying prospectus or any prospectus supplement. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

Any forward-looking statement you read in this prospectus, any accompanying prospectus, or any prospectus supplement or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K and 10-K filed with the SEC that are incorporated by reference herein. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Information With Respect to the Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

As used herein, and any amendment or supplement hereto, unless otherwise indicated, “we,” “us,” “our,” the “Company,” “Ascent,” or “Ascent Solar” means Ascent Solar Technologies, Inc.

Overview

Ascent Solar was formed in October 2005 as a spinoff from technology incubator, ITN Energy Systems, Inc. (“ITN”), of its Advanced Photovoltaic Division and all of that division’s key personnel and core technologies, to commercialize flexible photovoltaic (“PV”) modules using our proprietary, monolithic integration thin-film technology. The technology was initially developed at ITN beginning in 1994 and subsequently assigned and licensed to us at formation in 2005. Our proprietary manufacturing process deposits multiple layers of materials, including a thin film of highly efficient copper-indium-gallium-diselenide (“CIGS”) semiconductor material, on a flexible, lightweight, high tech plastic substrate, using a roll-to-roll manufacturing process followed by laser patterning the layers to create interconnected PV cells, or PV modules, in a process known as monolithic integration. We believe that our unique technology and manufacturing process, which results in a much lighter, flexible yet durable module package, provides us with unique market opportunities relative to both the crystalline silicon (“c-Si”) based PV manufacturers that currently lead the PV market, as well as other thin film PV manufacturers that use substrate materials such as glass, stainless steel or other metals that can be heavier and more rigid than plastics.

We believe that the use of CIGS on a flexible, durable, lightweight, high-tech plastic substrate will allow for unique and seamless integration of our PV modules into a variety of applications such as aerospace, defense, transportation, electronic products, off-grid structures and building integrated, as well as other products and applications that may emerge. For markets that place a high premium on weight, such as defense, space, near space, and aeronautic markets, we believe our materials provide attractive increases in power-to-weight ratio (specific power), and that our materials have superior specific power and voltage-to-area ratios than competing flexible PV thin-film technologies. These metrics will be critical as we position ourselves to compete in challenging high value markets, such as aerospace, where Ascent Solar products can be integrated into satellites, near earth orbiting vehicles, airships and fixed wing unmanned aerial vehicles (“UAV”).

Smaller Reporting Company Status

We are a “smaller reporting company” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million.

As a smaller reporting company, we may rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Corporate Information

We were incorporated under the laws of Delaware in October 2005. Our principal business office is located at 12300 Grant Street, Thornton, Colorado 80241, and our telephone number is (720) 872-5000. Our website address is www.ascentsolar.com. Information contained on our website or any other website is not a part of, or incorporated in, this prospectus.

RISK FACTORS

Investing in our securities is highly speculative and involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in any accompanying prospectus or any future prospectus supplement, as well as in any related free writing prospectus for a specific offering of securities, and the risk factors incorporated by reference into this prospectus, any accompanying prospectus or such prospectus supplement. You should also carefully consider other information contained and incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes thereto incorporated by reference in this prospectus. The risks and uncertainties described in the applicable prospectus supplement and our other filings with the SEC incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from these sales for general corporate purposes, which includes, without limitation, continuing to build out our PV technology, expanding our sales and marketing efforts, research and development expenses, sales and support staff, and manufacturing development. The amounts and timing of these expenditures will depend on numerous factors, including the development of our current business initiatives.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant. Our future ability to pay cash dividends on our stock may also be limited by the terms of any future debt or preferred securities or future credit facility.

PLAN OF DISTRIBUTION

We may sell the securities from time to time to or through underwriters or dealers, through agents, or directly to one or more purchasers. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, rights to purchase and subscriptions. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	through agents to the public or to investors;

●	to one or more underwriters for resale to the public or to investors;

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers;

●	directly to investors in privately negotiated transactions;

●	directly to a purchaser pursuant to what is known as an “equity line of credit” as described below; or

●	through a combination of these methods of sale.

A prospectus supplement or supplements with respect to each series of securities will describe the terms of the offering, including, to the extent applicable:

●	the terms of the offering;

●	the name or names of the underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities or other consideration therefor, and the proceeds to be received by us from the sale;

●	any delayed delivery requirements;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;

●	in an “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

Underwriters and Agents; Direct Sales

If underwriters are used in a sale, they will acquire the offered securities for their own account and may resell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

Unless the prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may also sell securities pursuant to an “equity line of credit”. In such event, we will enter into a common stock purchase agreement with the purchaser to be named therein, which will be described in a Current Report on Form 8-K that we will file with the SEC. In that Form 8-K, we will describe the total amount of securities that we may require the purchaser to purchase under the purchase agreement and the other terms of purchase, and any rights that the purchaser is granted to purchase securities from us. In addition to our issuance of shares of common stock to the equity line purchaser pursuant to the purchase agreement, this prospectus (and the applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part) also covers the resale of those shares from time to time by the equity line purchaser to the public. The equity line purchaser will be considered an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Its resales may be effected through a number of methods, including without limitation, ordinary brokerage transactions and transactions in which the broker solicits purchasers and block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction. The equity line purchaser will be bound by various anti-manipulation rules of the SEC and may not, for example, engage in any stabilization activity in connection with its resales of our securities and may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Dealers

We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may provide agents, underwriters, dealers and remarketing firms with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making; Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock, which is quoted on the Nasdaq Capital Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock, warrants or subscription rights on any securities exchange or quotation system; any such listing with respect to any particular debt securities, preferred stock, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Fees and Commissions

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

DESCRIPTION OF SECURITIES WE MAY OFFER

General

This prospectus describes the general terms of our capital stock. The following description is not complete and may not contain all the information you should consider before investing in our capital stock. For a more detailed description of these securities, you should read the applicable provisions of Delaware law and our certificate of incorporation, as amended, referred to herein as our certificate of incorporation, and our amended and restated bylaws, referred to herein as our bylaws. When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The total number of shares of capital stock we are authorized to issue is 525,000,000 shares, of which (1) 500,000,000 shares are common stock, par value $0.0001 per share (or common stock) and (2) 25,000,000 shares are preferred stock, par value $0.0001 per share (or preferred stock), which may, at the sole discretion of our board of directors be issued in one or more series.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $100,000,000 in the aggregate of:

●	common stock;

●	preferred stock;

●	warrants to purchase common stock, preferred stock, debt securities, other securities or any combination of those securities;

●	subscription rights to purchase common stock, preferred stock, debt securities, other securities or any combination of those securities;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

●	purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, common stock, preferred stock, debt securities, other securities or any combination of those securities at a future date or dates; or

●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing. The securities being registered hereunder also include such indeterminate amount of securities as may be issued upon exercise, settlement, exchange or conversion of the securities of each identified class above as may from time to time be offered or sold hereunder, or pursuant to the antidilution provisions of any such securities. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Outstanding Capital Stock

As of November 7, 2022, the Company had issued and outstanding:

●	33,930,812 shares of common stock;

●	48,100 shares of Series A preferred stock; and

●	No shares of Series B-1, Series B-2, Series C, Series D, Series D-1, Series E, Series F, Series G, Series H, Series I, Series J, Series J-1 or Series K preferred stock.

Market, Symbol and Transfer Agent

Our common stock is listed for trading on the Nasdaq Capital Market under the symbol “ASTI”. The transfer agent and registrar for our common stock is Computershare Investor Services.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by our Board out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock. Each outstanding share of common stock is duly and validly issued, fully paid and non-assessable.

Preferred Stock

Our Board is authorized by our charter to establish classes or series of preferred stock and fix the designation, powers, preferences and rights of the shares of each such class or series and the qualifications, limitations or restrictions thereof without any further vote or action by our stockholders. Any shares of preferred stock so issued could have priority over our common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by our stockholders and may adversely affect the voting and other rights of the holders of our common stock.

Newly designated preferred stock may be offered by this prospectus and supplements thereto.

We will fix the rights, preferences, privileges and restrictions of the preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

●	the title and stated value;

●	the number of shares we are offering;

●	the liquidation preference per share;

●	the purchase price;

●	the dividend rate, period and payment date and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	any contractual limitations on our ability to declare, set aside or pay any dividends;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be voting rights, if any, of the preferred stock;

●	calculated, and the exchange period;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	whether interests in the preferred stock will be represented by depositary shares;

●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, after receipt of payment therefor, the shares will be fully paid and non-assessable.

The Delaware General Corporation Law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights provided for in the applicable certificate of designation.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable a holder to block such a transaction. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of holders of our common stock. Although our Board is required to make any determination to issue preferred stock based on its judgment as to the best interests of our stockholders, our Board could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which such stockholders might receive a premium for their stock over the then market price of such stock.

Warrants

We may issue warrants to purchase our securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants. Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Subscription Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to holders of our capital stock a prospectus supplement will be distributed to such holders on the record date for receiving rights in the rights offering set by us.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the subscription rights, standby underwriting agreement or other agreements, if any. The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities may be issued under an indenture (which we refer to herein as an Indenture), which are contracts entered into between us and a trustee to be named therein. The Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus. It is likely that convertible debt securities will not be issued under an Indenture.

The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis by one or more guarantors, if any. The obligations of any guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an Indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the unsecured indebtedness issued under an Indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities. These terms will include some or all of the following:

●	the title of debt securities and whether the debt securities are senior or subordinated;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

●	if the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, we do not anticipate the debt securities will be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Purchase Contracts

We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number or aggregate value of shares of our common stock or preferred stock, debt securities, other securities or any combination of those securities at a future date or dates, which we refer to in this prospectus as purchase contracts. The price per share of common stock or preferred stock and the number of shares of each, or the aggregate amount of any debt securities, other securities or any combination thereof, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units.

The purchase contracts may require us to make periodic payments to the holders of units comprised in whole or in part of purchase contracts or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including pledging their interest in another purchase contract or other security.

The applicable prospectus supplement will describe the terms of the purchase contracts, including, if applicable, collateral or depositary arrangements.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

August 2022 Outstanding Warrants

On August 19, 2022, the Company conducted a private placement in which it entered into a subscription agreement with an institutional investor for the sale of units (the “Units”) at a fixed price of $5.30 per Unit. Each Unit consists of (i) one share of common stock and (ii) Warrants exercisable for 1.5 shares of common stock. Each Warrant will be exercisable for five years (until August 19, 2027) at an exercise price of $5.30 per one share of common stock. The holder may not exercise the Warrants to the extent that, after giving effect to such exercise, the holder would beneficially own in excess of 9.99% of the shares of common stock outstanding, or, at the holder’s election on not less than 61 days’ notice, 19.99%. The Warrants are exercisable for cash. If, at the time the holder exercises any Warrants, a registration statement registering the issuance of the shares of common stock underlying the Warrants is not then effective or available for the issuance of such shares, then the Warrants may be net exercised on a cashless basis according to a formula set forth in the Warrants.

As of the date of this prospectus there are 1,415,095 warrants outstanding.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Our charter and bylaws contain a number of provisions that could make our acquisition by means of a tender or exchange offer, a proxy contest or otherwise more difficult. These provisions are summarized below.

Board Composition; Removal of Directors and Filling Board Vacancies

Our charter provides that stockholders may remove directors only for cause and only by the affirmative vote of the holders of at least a majority of the shares entitled to vote at an election of directors.

Our bylaws authorize only our Board fill vacant directorships, including newly created seats. In addition, the number of directors constituting our Board may only be set by a resolution adopted by a majority vote of our entire Board. These provisions would prevent a stockholder from increasing the size of our Board and then gaining control of our Board by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our Board but promotes continuity of management.

Staggered Board

Our Board is divided into three classes, with one class of directors elected at each year’s annual stockholders meeting. Staggered terms tend to protect against sudden changes in management and may have the effect of delaying, deferring or preventing a change in our control without further action by our stockholders.

Advance Notice Requirements

Our bylaws provide advance notice procedures for stockholders seeking to bring matters before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Special Meetings

Our bylaws provide that special meetings of stockholders may only be called at the request of a majority of the Board, and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders.

Undesignated Preferred Stock

Our charter provides for 25,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our Board to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our Board were to determine that a takeover proposal is not in the best interests of our stockholders, our Board could cause shares of convertible preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our charter grants our Board broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became interested, our Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

●	at or after the time the stockholder became interested, the business combination was approved by our Board and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, lease, pledge, exchange, mortgage or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Limitation on Liability and Indemnification of Directors and Officers

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, or the DGCL.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination: (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In accordance with Section 102(b)(7) of the DGCL, our certificate of incorporation provides that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit. The effect of this provision of our certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

To the fullest extent permitted by applicable law, our certificate of incorporation also provides that we are authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits the Company to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to this Corporation, its stockholders, and others.

Any repeal or modification of provisions of our certificate of incorporation affecting indemnification rights will not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the Company with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification.

The bylaws of the Company provide for the broad indemnification by the directors and officers of the Company and for advancement of litigation expenses to the fullest extent permitted by current Delaware law. Any repeal or amendment of provisions of our bylaws affecting indemnification rights will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

The right to indemnification is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our certificate of incorporation may have or hereafter acquire under law, our certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Carroll Legal LLC, Denver, Colorado. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

Our balance sheets as of December 31, 2021 and 2020 and the related statement of operations, changes in statement of stockholders’ equity and statement of cash flows for the years ended December 31, 2021 and 2020, incorporated in this prospectus by reference have been audited by Haynie & Company, independent registered public accounting firm, with respect thereto, and has been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and other periodic reports, proxy statements and other information with the Securities and Exchange Commission using the Commission’s EDGAR system. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing:

1.	Our Annual Report on Form 10-K for the year ended December 31, 2021 (our “Annual Report”), filed with the SEC on March 14, 2022.

2.	Our Quarterly Reports on Form 10-Q for the three months ended March 31, 2022 and June 30, 2022 (our “Quarterly Reports”), filed with the SEC.

3.	Our Current Reports on Form 8-K filed with the SEC on February 2, 2022, February 8, 2022, August 8, 2022, August 12, 2022, August 19, 2022, September 12, 2022, September 22, 2022, and September 27, 2022.

4.	The description of our Common Stock obtained in our Registration Statement on Form 8-A filed with the SEC on August 16, 2022, including any amendment or report filed for the purpose of updating such information.

All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporated by reference), by contacting Michael Gilbreth, c/o Ascent Solar Technologies, Inc., at 12300 Grant Street, Thornton, Colorado 80241. Our telephone number is (720) 872-5000. Information about us is also available at our website at https://www.ascentsolar.com. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

Ascent Solar Technologies, Inc.

$12,500,000 Senior Secured Original Issue 10% Discount Convertible Advance Note

Shares of Common Stock Underlying Convertible Advance Note

Prospectus Supplement

Bryan Garnier Securities, LLC

December 19, 2022